Exhibit 99.1

          Transatlantic Holdings, Inc. Announces First Quarter Results

     NEW YORK--(BUSINESS WIRE)--April 21, 2005--Transatlantic Holdings, Inc. (NYSE: TRH) today reported that its net income for the first quarter of 2005 amounted to $89.4 million, or $1.35 per common share (diluted), compared to $89.7 million, or $1.35 per common share (diluted), in the same prior year quarter. For the first quarter of 2005, net income excluding realized net capital gains, net of tax, amounted to $83.5 million, or $1.26 per common share (diluted), compared to $84.9 million, or $1.28 per common share (diluted), in the year ago quarter. As previously announced, significant net catastrophe losses for the first quarter of 2005 totaled $18.8 million after tax, or $0.29 per common share (diluted), principally resulting from European Windstorm Erwin. There were no significant net catastrophe losses occurring in the first quarter of 2004. For the first quarter of 2005, net income excluding realized net capital gains, net of tax, and significant net catastrophe losses, net of tax, increased 20.5 percent to $102.3 million, or $1.55 per common share (diluted), compared to $84.9 million, or $1.28 per common share (diluted), in the same prior year quarter.


                                      FIRST QUARTER
                          (in millions, except per share amounts)

                                                Per Share (Diluted)
                                               --------------------
                         2005   2004  Change    2005   2004  Change
                        ------ ------ ------   ------ ------ ------
Net income              $ 89.4 $ 89.7   (0.3)% $ 1.35 $ 1.35   (0.3)%
Realized net capital
  gains, net of tax        5.9    4.8            0.09   0.07
                        ------ ------          ------ ------
Net income, excluding
  realized net capital
  gains, net of tax       83.5   84.9   (1.7)    1.26   1.28   (1.7)
Significant net
  catastrophe losses,
  net of tax             (18.8)    -            (0.29)    -
                        ------ ------          ------ ------
Net income, excluding
  realized net capital
  gains and significant
  net catastrophe
  losses, net of tax    $102.3 $ 84.9   20.5   $ 1.55 $ 1.28   20.4
                        ====== ======          ====== ======

Weighted average
  common shares
  outstanding (diluted)   66.2   66.2


     All of the share and per-share amounts included in this press release reflect the 5-for-4 split of the Company's common stock in the form of a 25 percent common stock dividend that was paid on July 16, 2004.

     For the first quarter of 2005, income before income taxes amounted to $112.9 million versus $115.5 million in 2004. The following chart provides a summary of the realized net capital gains and significant net catastrophe losses included in these results:


                                FIRST QUARTER
                                (in millions)
                            2005      2004    Change
                          -------   -------   ------
Income before income
   taxes                  $ 112.9   $ 115.5     (2.3) %
Realized net capital
   gains                      9.0       7.2
Significant net
   catastrophe losses       (25.0)      -
                          -------   -------
Income before income
   taxes, excluding
   realized net
   capital gains and
   significant net
   catastrophe losses     $ 128.9   $ 108.3     19.1
                          =======   =======

     Commenting on the first quarter, Robert F. Orlich, Chairman, President and Chief Executive Officer, said, "Despite the negative impact of catastrophe losses, results for the quarter were solid, with an annualized GAAP return on equity of 13.8 percent. Net investment income grew significantly year over year, driven by continued strong operating cash flows.

     "As a result of continuing evidence of increased retentions by ceding companies and some slippage of market conditions, net premiums written declined slightly compared to a year ago. While we believe overall market conditions continue to be favorable, Transatlantic maintains its steadfast commitment to strict underwriting discipline."

     Net premiums written for the first quarter of 2005 totaled $885.4 million compared to $907.5 million in the same period in 2004, a decrease of 2.4 percent. International business represented 53.7 percent of net premiums written in the 2005 first quarter versus 45.3 percent in the comparable 2004 quarter.

     For the first quarter of 2005, the combined ratio was 97.7 versus 95.8 for the comparable 2004 period. The impact of significant net catastrophe losses added 2.8 to each of the first quarter 2005 loss and loss adjustment expense ratio and combined ratio. Net loss and loss adjustment expense reserves rose $81.1 million during the 2005 first quarter, bringing the amount of such reserves to $5.06 billion at March 31, 2005. First quarter 2005 paid losses and loss adjustment expenses, net of reinsurance recovered, included approximately $73 million related to catastrophe losses occurring in 2004.

     TRH's loss and loss adjustment expense ratio represents net losses and loss adjustment expenses divided by net premiums earned. The underwriting expense ratio represents the sum of net commissions and other underwriting expenses divided by net premiums written. The combined ratio represents the sum of the loss and loss adjustment expense ratio and the underwriting expense ratio. Net loss and loss adjustment expense reserves represent unpaid losses and loss adjustment expenses, net of related reinsurance recoverable. The combined ratio and its components, as well as net loss and loss adjustment expense reserves, are presented in accordance with principles prescribed or permitted by insurance regulatory authorities as these are standard measures in the insurance and reinsurance industries.

     Annualized GAAP return on equity, as discussed earlier in this release, for the 2005 first quarter represents the quarter's net income multiplied by four expressed as a percentage of average stockholders' equity for the first quarter of 2005.

     Net investment income increased 17.7 percent in the first quarter of 2005 to $84.8 million compared to $72.0 million reported in the year ago quarter. At March 31, 2005, investments and cash totaled $8.47 billion.

     At March 31, 2005, TRH's consolidated assets and stockholders' equity were $10.79 billion and $2.59 billion, respectively. Book value per common share was $39.38.

     In the first quarter of 2005, the Board of Directors declared a quarterly cash dividend of $0.10 per common share to stockholders of record as of June 3, 2005, payable on June 17, 2005. Also, during the first quarter of 2005, TRH repurchased 36,700 shares of its common stock pursuant to a previously announced buyback program.

     Visit -- www.transre.com -- for additional information about TRH.


Caution concerning forward-looking statements:


     This press release contains forward-looking statements, including management's beliefs about market conditions and expectations regarding the aggregate net impact on operating results from recent catastrophe losses, within the meaning of the U.S. federal securities laws. These forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. In addition, please refer to TRH's Annual Report on Form 10-K for the year ended December 31, 2004 and its past and future filings and reports filed with or furnished to the Securities and Exchange Commission for a description of the business environment in which TRH operates and the important factors, risks and uncertainties that may affect its business and financial results. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect. TRH is not under any obligation to (and expressly disclaims any such obligations to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

     Transatlantic Holdings, Inc. (TRH) is a leading international reinsurance organization headquartered in New York, with operations also based in Chicago, Toronto, Miami (serving Latin America and the Caribbean), Buenos Aires, Rio de Janeiro, London, Paris, Zurich, Warsaw, Johannesburg, Hong Kong, Shanghai, Tokyo and Sydney. Its subsidiaries, Transatlantic Reinsurance Company (TRC), Putnam Reinsurance Company and Trans Re Zurich, are rated "A+ (Superior)" by A.M. Best Company. Moody's Investors Service has assigned an insurance financial strength rating of Aa2 ("Excellent") to TRC. Standard & Poor's has assigned an insurer financial strength rating of "AA" to TRC, Putnam and Trans Re Zurich. These subsidiaries offer reinsurance capacity on both a treaty and facultative basis -- structuring programs for a full range of property and casualty products, with an emphasis on specialty risks.


Comment on Regulation G
-----------------------

     This press release includes certain non-GAAP financial measures. These measures should not be viewed as a substitute for net income determined in accordance with accounting principles generally accepted in the United States of America (GAAP). The reconciliations of such measures to the most comparable GAAP measures in accordance with Regulation G of the Securities and Exchange Commission are included herein.

     Throughout this press release, TRH presents its results in the way it believes will be most meaningful and useful, as well as most transparent, to the investing public and others who evaluate the performance of TRH. This presentation includes the use of certain non-GAAP measures. In addition to the GAAP presentations of net income and income before income taxes, TRH shows both net income and income before income taxes exclusive of realized net capital gains and significant net catastrophe losses.

     Although realized capital gains or losses represent an integral part of TRH's results, the realization of capital gains or losses is not a relevant indicator of the performance of our reinsurance operations but rather of the investment and credit markets in general.

     TRH also presents net income and income before income taxes excluding significant net catastrophe losses because those losses are deemed to be significant for the first quarter of 2005. TRH believes that this separate presentation is both meaningful and useful for users of TRH's financial information to understand the impact of significant net catastrophe losses on its financial results and how management evaluates TRH's financial performance.

     Consolidated Financial Data and the Consolidated Statistical Supplement for Transatlantic Holdings, Inc. and Subsidiaries follow below. The Consolidated Financial Data is principally in the form of TRH's consolidated financial statements presented on a GAAP basis. The Consolidated Statistical Supplement, which management believes is useful to readers of this earnings release, generally presents components of or additional information about the Consolidated Financial Data. However, the Ratios at the bottom of the Statement of Operations Data and the Other Data contained in the Consolidated Statistical Supplement, which sets forth the statutory surplus of Transatlantic Reinsurance Company, the primary operating subsidiary of TRH, are presented in accordance with principles prescribed or permitted by insurance regulatory authorities as these are standard measures in the insurance and reinsurance industries.


             Transatlantic Holdings, Inc. and Subsidiaries
                      Consolidated Financial Data

                                    Three Months Ended
                                         March 31,
                                 -------------------------
                                    2005           2004       Change
                                 ----------     ----------  ---------
                                   (in thousands, except
                                      per share data)
Statement of Operations Data:

Revenues:
   Net premiums written          $  885,350     $  907,470     (2.4)%
   Decrease (increase) in net
     unearned premiums                2,563        (14,323)
                                 ----------     ----------
   Net premiums earned              887,913        893,147     (0.6)
   Net investment income             84,807         72,048     17.7
   Realized net capital gains         9,000          7,249
                                 ----------     ----------
                                    981,720        972,444
                                 ----------     ----------
Expenses:
   Net losses and loss
     adjustment expenses            645,807        622,211
   Net commissions                  201,433        219,109
   Other underwriting expenses       19,607         18,188
   Increase in deferred
     acquisition costs                 (275)        (3,867)
   Other deductions, net              2,287          1,317
                                 ----------     ----------
                                    868,859        856,958
                                 ----------     ----------

Income before income taxes          112,861        115,486     (2.3)
Income taxes                         23,498         25,833
                                 ----------     ----------
Net income                       $   89,363     $   89,653     (0.3)
                                 ==========     ==========

Net income per common share:(a)
   Basic                              $1.36          $1.37     (0.6)
   Diluted                             1.35           1.35     (0.3)

Dividends per common share(a)         0.100          0.088     13.6

Weighted average common
   shares outstanding:(a)
   Basic                             65,816         65,633
   Diluted                           66,232         66,217

Ratios:
   Loss and loss adjustment
     expense                           72.7           69.7
   Underwriting expense                25.0           26.1
   Combined                            97.7           95.8

(a) Share and per share information reflect the 5-for-4 split of the common stock in the form of a 25 percent common stock dividend, paid on July 16, 2004.


             Transatlantic Holdings, Inc. and Subsidiaries
                      Consolidated Financial Data
              As of March 31, 2005 and December 31, 2004

                                              2005          2004
                                          ------------  ------------
                                                 (in thousands,
                                               except share data)
Balance Sheet Data:

                 ASSETS
Investments and cash:
  Fixed maturities:
    Held to maturity, at amortized
      cost (market value:
      2005-$1,201,909; 2004-$1,120,789)   $  1,186,962  $  1,091,464
    Available for sale, at market value
      (amortized cost: 2005-$5,169,848;
      2004-$5,130,081) (pledged, at
      market value: 2005-$814,712;
      2004-$823,155)                         5,311,909     5,323,722
  Equities:
    Common stocks available for sale,
      at market value (cost: 2005-
      $582,904; 2004-$565,137) (pledged,
      at market value: 2005-$91,983;
      2004-$30,228)                            610,309       614,252
    Nonredeemable preferred stocks
      available for sale, at market value
      (cost: 2005-$18,060; 2004-$18,008)        17,966        17,948
  Other invested assets                        238,259       178,499
  Short-term investment of funds received
    under securities loan agreements           925,035       875,081
  Short-term investments, at cost
    which approximates market value             35,213        42,602
  Cash and cash equivalents                    140,832       143,435
                                          ------------  ------------
      Total investments and cash             8,466,485     8,287,003
Accrued investment income                      101,640        94,671
Premium balances receivable, net               651,014       647,894
Reinsurance recoverable on paid and unpaid
  losses and loss adjustment expenses:
    Affiliates                                 243,986       272,362
    Other                                      707,566       704,372
Deferred acquisition costs                     203,336       203,061
Prepaid reinsurance premiums                   111,058        97,532
Deferred income taxes                          284,610       236,710
Other assets                                    24,191        61,687
                                          ------------  ------------
      Total assets                        $ 10,793,886  $ 10,605,292
                                          ============  ============

  LIABILITIES AND STOCKHOLDERS' EQUITY
Unpaid losses and loss adjustment
  expenses                                $  5,997,043  $  5,941,464
Unearned premiums                            1,071,988     1,057,265
Payable under securities loan agreements       925,035       875,081
Other liabilities                              207,770       144,353
                                          ------------  ------------
      Total liabilities                      8,201,836     8,018,163
                                          ------------  ------------

Preferred Stock, $1.00 par value; shares
  authorized: 5,000,000                             -             -
Common Stock, $1.00 par value; shares
  authorized: 100,000,000; shares issued:
  2005-66,739,522; 2004-66,711,866              66,739        66,712
Additional paid-in capital                     193,598       191,403
Accumulated other comprehensive income          17,478        95,234
Retained earnings                            2,332,175     2,249,393
Treasury Stock, at cost; 2005-920,800;
  2004-884,100 shares of common stock          (17,940)      (15,613)
                                          ------------  ------------
      Total stockholders' equity             2,592,050     2,587,129
                                          ------------  ------------
      Total liabilities and
        stockholders' equity              $ 10,793,886  $ 10,605,292
                                          ============  ============


             Transatlantic Holdings, Inc. and Subsidiaries
                      Consolidated Financial Data

                                              Three Months Ended
                                                   March 31,
                                           -----------------------
                                              2005         2004
                                           ----------   ----------
                                                (in thousands)
Cash Flow Data:

Net cash provided by operating activities  $  183,634   $  234,581
                                           ----------   ----------

Cash flows from investing activities:
  Proceeds of fixed maturities available
    for sale sold                             127,315      102,269
  Proceeds of fixed maturities available
    for sale redeemed or matured               68,019       85,543
  Proceeds of equities sold                   236,681      195,804
  Purchase of fixed maturities held
    to maturity                               (96,264)     (96,631)
  Purchase of fixed maturities available
    for sale                                 (279,541)    (361,942)
  Purchase of equities                       (245,027)    (193,053)
  Net purchase of other invested assets       (56,459)     (27,447)
  Net purchase of short-term investment
    of funds received under securities
    loan agreements                           (49,954)    (181,058)
  Net sale of short-term investments            7,921        7,423
  Change in other liabilities for
    securities in course of settlement         59,201       26,828
  Other, net                                     (229)      (2,411)
                                           ----------   ----------
    Net cash used in
      investing activities                   (228,337)    (444,675)
                                           ----------   ----------
Cash flows from financing activities:
  Net funds received under securities
    loan agreements                            49,954      181,058
  Dividends to stockholders                    (6,581)      (5,777)
  Proceeds from common stock issued             1,167        3,485
  Acquisition of treasury stock                (2,327)          -
  Other, net                                      (28)          (7)
                                           ----------   ----------
    Net cash provided by
      financing activities                     42,185      178,759
                                           ----------   ----------
Effect of exchange rate changes on cash
  and cash equivalents                            (85)       2,932
                                           ----------   ----------
    Change in cash and cash equivalents        (2,603)     (28,403)
Cash and cash equivalents, beginning
  of period                                   143,435      182,887
                                           ----------   ----------
    Cash and cash equivalents, end
      of period                            $  140,832   $  154,484
                                           ==========   ==========


             Transatlantic Holdings, Inc. and Subsidiaries
                      Consolidated Financial Data

                                              Three Months Ended
                                                   March 31,
                                           -----------------------
                                              2005         2004
                                           ----------   ----------
                                                (in thousands)
Comprehensive Income Data:

Net income                                 $   89,363   $   89,653
                                           ----------   ----------

Other comprehensive loss:
 Net unrealized (depreciation)
  appreciation of investments:
   Net unrealized holding (losses) gains      (63,755)      18,365
   Related income tax effect                   22,315       (6,428)
   Reclassification adjustment for
    gains included in net income               (9,000)      (7,249)
   Related income tax effect                    3,150        2,537
                                           ----------   ----------
                                              (47,290)       7,225
                                           ----------   ----------

 Net unrealized currency
  translation loss                            (46,871)     (55,397)
 Related income tax effect                     16,405       19,389
                                           ----------   ----------
                                              (30,466)     (36,008)
                                           ----------   ----------

    Other comprehensive loss                  (77,756)     (28,783)
                                           ----------   ----------

Comprehensive income                       $   11,607   $   60,870
                                           ==========   ==========


             Transatlantic Holdings, Inc. and Subsidiaries
                  Consolidated Statistical Supplement

                                              Three Months Ended
                                                   March 31,
                                           -----------------------
                                              2005         2004
                                           ----------   ----------
                                            (dollars in thousands)
Supplemental Premium Data:

Net premiums written by office:

   Domestic                                $  409,629   $  496,816
                                           ----------   ----------
   International:

        Europe:
          London                              193,434      198,867
          Paris                                91,228       56,903
          Zurich                               88,193       72,484
                                           ----------   ----------
                                              372,855      328,254
                                           ----------   ----------

        Other:
          Toronto                              19,322       16,107
          Miami (Latin America and
            the Caribbean)                     50,617       41,063
          Hong Kong                            23,591       16,825
          Tokyo                                 9,336        8,405
                                           ----------   ----------
                                              102,866       82,400
                                           ----------   ----------

   Total international                        475,721      410,654
                                           ----------   ----------

Total net premiums written                 $  885,350   $  907,470
                                           ==========   ==========

Other net premiums written data (estimated):

   Treaty                                        96.2 %       96.5 %
   Facultative                                    3.8          3.5
                                           ----------   ----------
                                                100.0 %      100.0 %
                                           ==========   ==========

   Property                                      27.6 %       24.3 %
   Casualty                                      72.4         75.7
                                           ----------   ----------
                                                100.0 %      100.0 %
                                           ==========   ==========

Total gross premiums written               $  995,841   $1,042,062
                                           ==========   ==========

Source of gross premiums written:

   Affiliates                                    15.2 %       19.1 %
   Other                                         84.8         80.9
                                           ----------   ----------
                                                100.0 %      100.0 %
                                           ==========   ==========


             Transatlantic Holdings, Inc. and Subsidiaries
                  Consolidated Statistical Supplement

                                              Three Months Ended
                                                   March 31,
                                           -----------------------
                                              2005         2004
                                           ----------   ----------
                                                (in thousands)

Supplemental Statement of Operations Data:

Components of net losses and
  loss adjustment expenses:

    Paid losses and loss adjustment
      expenses, net of reinsurance
      recovered                            $  564,685   $  356,678
    Change in unpaid losses and loss
      adjustment expenses, net of
      reinsurance recoverable thereon          81,122      265,533
                                           ----------   ----------
                                           $  645,807   $  622,211
                                           ==========   ==========

Supplemental Investment Data:

                                               March 31, 2005
                                           -----------------------
                                             Amount       Percent
                                           ----------   ----------
                                            (dollars in thousands)
Investments by category:

   Fixed maturities:
    Held to maturity (at amortized cost):
     Domestic and foreign municipal        $1,186,962         14.3 %
                                           ----------   ----------

    Available for sale (at market value):
     Corporate                              1,517,918         18.2
     U.S. Government and government
      agencies                                248,896          3.0
     Foreign government                       201,243          2.4
     Domestic and foreign municipal         3,343,852         40.2
                                           ----------   ----------
                                            5,311,909         63.8
                                           ----------   ----------
      Total fixed maturities                6,498,871         78.1
                                           ----------   ----------

   Equities:
    Common stocks                             610,309          7.3
    Nonredeemable preferred stocks             17,966          0.2
                                           ----------   ----------
      Total equities                          628,275          7.5
                                           ----------   ----------

   Other invested assets                      238,259          2.9
   Short-term investment of funds
    received under securities
    loan agreements                           925,035         11.1
   Short-term investments                      35,213          0.4
                                           ----------   ----------
      Total investments                    $8,325,653        100.0 %
                                           ==========   ==========


             Transatlantic Holdings, Inc. and Subsidiaries
                  Consolidated Statistical Supplement

Supplemental Investment Data: (continued)

Fixed maturities portfolio data:

                                  --------   ---------   ---------
   Ratings as of March 31, 2005:   Held to   Available
                                  Maturity    for Sale     Total
                                  --------   ---------   ---------
     Aaa                              12.8 %      44.5 %      57.3 %
     Aa                                4.1        31.5        35.6
     A                                 1.4         5.1         6.5
     Baa                                -          0.4         0.4
     Not rated                          -          0.2         0.2
                                  --------   ---------   ---------
       Total                          18.3 %      81.7 %     100.0 %
                                  ========   =========   =========

   Duration as of March 31, 2005       5.1  years

                                       Three Months Ended
                                            March 31,
                                   --------------------------
                                      2005            2004
                                   ----------      ----------

Pre-tax yield on fixed
   maturity portfolio (a)                 4.4 %           4.5 %

Effective tax rate on
   net investment income (b)             17.6 %          16.7 %

(a) Represents annualized pre-tax net investment income from fixed maturities for the periods indicated divided by the average balance sheet carrying value of the fixed maturity portfolio for such periods.

(b) Represents the portion of income tax expense related to net investment income divided by net investment income.

Other Data:
                                     (Estimated)
                                      March 31,      December 31,
                                        2005             2004
                                   --------------   --------------
                                           (in thousands)
Statutory surplus of Transatlantic
   Reinsurance Company             $    1,943,943   $    1,944,450
--------------


     CONTACT: Transatlantic Holdings, Inc., New York
              Steven S. Skalicky, 212-770-2040